Exhibit 4.5

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JUNE 4, 2010.

THE WARRANTS REPRESENTED HEREBY AND THE COMMON SHARES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).  THE HOLDER HEREOF, BY PURCHASING SUCH WARRANTS, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH WARRANTS MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, AND THAT THE UNDERLYING COMMON SHARES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, (B) TO THE CORPORATION, (C) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT, OR (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF AN OFFER, SALE OR TRANSFER REFERRED TO IN CLAUSE (D), THE CORPORATION HAS RECEIVED A WRITTEN OPINION OF LEGAL COUNSEL REASONABLY SATISFACTORY TO IT TO THE EFFECT THAT THE PROPOSED TRANSFER MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE 1933 ACT.

THIS WARRANT CERTIFICATE IS VOID IF NOT EXERCISED ON OR BEFORE
4:30 P.M. (CALGARY TIME) ON DECEMBER 31, 2011.

WARRANT CERTIFICATE
CANADIAN SUPERIOR ENERGY INC.
(Incorporated under the laws of the Province of Alberta)

WARRANT		2,500,000	WARRANTS entitling the holder to
CERTIFICATE NO.	W-2		acquire, subject to adjustment, one
			Common Share for each Warrant represented hereby.

THIS IS TO CERTIFY THAT

(hereinafter referred to as the “holder” or the “Warrantholder”) is entitled to acquire for each Warrant represented hereby, in the manner and subject to the restrictions and adjustments set forth herein, at any time and from time to time until 4:30 p.m. (Calgary time) (the “Expiry Time”) on December 31, 2011, one fully paid and non-assessable common share (“Common Share”) in the capital of Canadian Superior Energy Inc. (the “Corporation”).

This Warrant may only be exercised at the head office of the Corporation at 3200, 500 - 4th Avenue S.W., Calgary, Alberta T2P 2V6, Attention: Chief Financial Officer.  This Warrant is issued subject to the terms and conditions appended hereto as Schedule “A”.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by a duly authorized officer. DATED for reference this 3rd day of February, 2010.

CANADIAN SUPERIOR ENERGY INC.

Per:
Marvin M. Chronister Chairman of the Board

(See terms and conditions attached hereto)

SCHEDULE “A”

TERMS AND CONDITIONS FOR WARRANT

Terms and Conditions attached to the Warrant issued by Canadian Superior Energy Inc. and dated for reference February 3, 2010.

ARTICLE 1
INTERPRETATION

1.1	Definitions

In these Terms and Conditions, unless there is something in the subject matter or context inconsistent therewith:

(a)	“Common Shares” means the common shares in the capital of the Corporation to be issued pursuant to the exercise of Warrants;

(b)
“Corporation” means Canadian Superior Energy Inc. unless and until a successor corporation shall have become such in the manner prescribed in Article 6, and thereafter “Corporation” shall mean such successor corporation;

(c)	“Corporation's Auditors” means Deloitte & Touche LLP, independent chartered accountants or another independent firm of accountants duly appointed as auditors of the Corporation;

(d)	“Exchange” means the NYSE Amex or, if not listed thereon, such other stock exchange on which the Corporation's common shares are listed and posted for trading;

(e)	“Exercise Price” means the price of U.S.$0.65 per share on or before the Expiry Time, expressed in lawful money of Canada subject to adjustment as provided herein;

(f)	“Expiry Time” means 4:30 p.m. (Calgary time) on December 31, 2011;

(g)
“herein”, “hereby” and similar expressions refer to these Terms and Conditions as the same may be amended or modified from time to time; and the expression “Article” and “Section” followed by a number refer to the specified Article or Section of these Terms and Conditions;

(h)	“Issue Date” means the issue date of the Warrant shown on the face page of the Warrant Certificate;

(i)	“person” means an individual, corporation, partnership, trustee or any unincorporated organization and words importing persons have a similar meaning;

(j)	“TSX” means the Toronto Stock Exchange;

(k)	“Warrant” means the warrant to acquire Common Shares evidenced by the Warrant Certificate;

(l)	“Warrant Certificate” means the certificate to which these Terms and Conditions are attached; and

(m)	words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

1.2	Interpretation Not Affected by Headings

The division of these Terms and Conditions into Articles and Sections, and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation thereof.

1.3	Applicable Law

The terms hereof and of the Warrant shall be construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable thereto.

ARTICLE 2
ISSUE OF WARRANT

2.1	Issue of Warrants

That number of Warrants set out on the Warrant Certificate are hereby created and authorized to be issued.

2.2	Additional Warrants

(a)
Subject to any other written agreement between the Corporation and the Warrantholder, the Corporation may at any time and from time to time undertake further equity or debt financing and may issue additional Common Shares, warrants or grant options or similar rights to purchase Common Shares to any person; provided, however, that the Exercise Price and the number of Common Shares issuable upon exercise of a Warrant may be subject to adjustment as a result of such issuance as further provided herein.

2.3	Issue in Substitution for Lost Warrants

If the Warrant Certificate becomes mutilated, lost, destroyed or stolen:

(a)
the Corporation shall issue and deliver a new Warrant Certificate of like date and tenor as the one mutilated, lost, destroyed or stolen, in exchange for and in place of and upon cancellation of such mutilated, lost, destroyed or stolen Warrant Certificate; and

(b)
the holder shall bear the cost of the issue of a new Warrant Certificate hereunder and in the case of the loss, destruction or theft of the Warrant Certificate, shall furnish to the Corporation such evidence of loss, destruction, or theft as shall be satisfactory to the Corporation in its discretion and the Corporation may also require the holder to furnish indemnity in an amount and form satisfactory to the Corporation in its discretion, and shall pay the reasonable charges of the Corporation in connection therewith.

2.4	Warrantholder Not a Shareholder

The Warrant shall not constitute the holder a shareholder of the Corporation, nor entitle it to any right or interest in respect thereof except as may be expressly provided in the Warrant.

2.5	Transfer of Warrants

The Warrant may not be offered, sold or otherwise transferred unless (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and applicable state securities laws, (ii) to the Corporation, (iii) outside the United States in accordance with the Rule 904 of Regulation S under the 1933 Act, or (iv) pursuant to an exemption from registration under the 1933 Act and applicable state securities laws, provided, however that in the case of an offer, sale or transfer referred to in clause (iv) the Corporation has received a written opinion of legal counsel reasonably satisfactory to it to the effect that the proposed transfer may be effected without registration under the 1933 Act.  Subject to the restrictions on transfer set forth above, the Warrant shall be transferable on the warrant register of the Corporation upon delivery of the Warrant Certificate therefor duly endorsed by the Warrantholder or by the Warrantholder's duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer.  Upon any registration of transfer, the Corporation shall deliver a new Warrant Certificate to the person entitled thereto.

2.6	Specific Notification to Warrantholder

If at any time prior to the expiration of the Warrants and prior to their exercise, any of the following events occur:

(a)
the Corporation shall declare any dividend payable in any securities upon its shares of Common Stock or make any distribution (other than a cash dividend) to the holders of its shares of Common Stock; or

(b)
the Corporation shall offer to the holders of its shares of Common Stock any additional shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock or any right to subscribe to or purchase any thereof; or

(c)
a dissolution, liquidation or winding up of the Corporation (other than in connection with a consolidation, merger, sale, transfer or lease of all or substantially all of its property, assets and business as an entirety) shall be proposed, then in any one or more of said events the Corporation shall give notice in writing of such event to the Warrantholders at least 20 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up.  Such notice shall specify such record date or the date of closing the transfer books, as the case may be.  Failure to mail or receive such notice or any defect therein or mailing thereof shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or such proposed dissolution, liquidation or winding up.

ARTICLE 3
EXERCISE OF THE WARRANT

3.1	Method of Exercise of the Warrant

(a)
The right to purchase Common Shares conferred by the Warrant Certificate may be exercised, prior to the Expiry Time, by the holder surrendering it, with a duly completed and executed exercise form substantially in the form attached hereto as Schedule “B” and a certified cheque or bank draft payable to or to the order of the Corporation, at par in Calgary, Alberta, for the purchase price applicable at the time of surrender in respect of the Common Shares subscribed for in lawful money of the United States, to the head office of the Corporation.

(b)
The Warrants may not be exercised within the United States, or on behalf of, or for the account or benefit of, any person located in the United States, nor will certificates representing Common Shares issuable upon exercise of the Warrants be delivered in the United States, except pursuant to an exemption from the registration requirements of the 1933 Act and exemptions from applicable state securities laws.  Any person who proposes to exercise a Warrant shall provide to the Corporation, as contemplated in Schedule “B”, either (i) written certification that the Warrant is not being exercised within the United States or on behalf of, or for the account or benefit of, a person in the United States, or (ii) a written opinion of counsel or other evidence satisfactory to the Corporation to the effect that the issuance of Common Shares upon exercise of such Warrant is not required to be registered under the 1933 Act and applicable state securities laws.  Common Shares issuable upon exercise of Warrants by or on behalf of, or for the account or benefit of a person in the United States may, if so determined by the Corporation in its sole discretion, bear a legend restricting transfer.

3.2	Effect of Exercise of the Warrant

(a)
Upon surrender and payment as aforesaid, the Common Shares so subscribed for shall be issued as fully paid and non-assessable shares of the Corporation and the holder shall become the holder of record of such Common Shares on the date of such surrender and payment.

(b)	Within five business days after surrender and payment as aforesaid, the Corporation shall forthwith cause the issuance to the holder a certificate for the Common Shares purchased as aforesaid.

3.3	Subscription for Less than Entitlement

The holder may subscribe for and purchase a number of Common Shares less than the number which it is entitled to purchase pursuant to the surrendered Warrant Certificate.  In the event of any purchase of a number of Common Shares less than the number which can be purchased pursuant to the Warrant Certificate, the holder shall be entitled to the return of the Warrant Certificate with a notation on the Grid attached hereto as Schedule “C” showing the balance of the Common Shares which it is entitled to purchase pursuant to the Warrant Certificate which were not then purchased.

3.4	Expiration of the Warrant

After the Expiry Time all rights hereunder shall wholly cease and terminate and the Warrant shall be void and of no effect.

ARTICLE 4
ADJUSTMENTS

4.1	Adjustments

The number of Common Shares purchasable upon the exercise of each Warrant and the Exercise Price shall be subject to adjustment as follows:

(a)	in the event the Corporation shall:

(i)	pay a dividend in Common Shares or make a distribution in Common Shares;

(ii)	subdivide its outstanding Common Shares into a larger number of Common Shares;

(iii)	combine its outstanding Common Shares into a smaller number of Common Shares; or

(iv)
issue by reclassification of its Common Shares other securities of the Corporation (including any such reclassification in connection with a consolidation, merger, amalgamation or other combination in which the Corporation is the surviving corporation);

the number of Common Shares (or other securities) purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Warrantholder shall be entitled to receive the kind and number of Common Shares or other securities of the Corporation which it would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto.  An adjustment made pursuant to this subsection (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(b)
In case the Corporation shall issue rights, options or warrants to all or substantially all holders of its outstanding Common Shares, without any charge to such holders, entitling them to subscribe for or purchase Common Shares at a price per share which is lower than 90% of the current market price per Common Share at the calculation date (each as determined in accordance with subsection (d) below), the number of Common Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Common Shares theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be the number of Common Shares outstanding on the date of issuance of such rights, options or warrants plus the number of additional Common Shares offered for subscription or purchase, and of which the denominator shall be the number of Common Shares outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of Common Shares so offered would purchase at the current market price per Common Share at such calculation date.  Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the calculation date.

(c)
In case the Corporation shall distribute to all or substantially all holders of its Common Shares evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distributions referred to in subsection (a) above or rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase Common Shares (excluding those referred to in subsection (b) above)), then in each case the number of Common Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Common Shares theretofore purchasable upon the exercise of each Warrant by a fraction, of which the numerator shall be the then current market price per Common Share at the calculation date (each as determined in accordance with subsection (d) below) and of which the denominator shall be such then current market price per Common Share at the calculation date less the then fair value (as determined by the board of directors of the Corporation, acting reasonably) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one Common Share.  Such adjustment shall be made whenever any such distribution is made, and shall become effective immediately after the calculation date.

In the event of the distribution by the Corporation to all or substantially all of the holders of its Common Shares of shares of a subsidiary or securities convertible or exercisable for such shares, then in lieu of an adjustment in the number of Common Shares purchasable upon the exercise of each Warrant, the Warrantholder of each Warrant, upon the exercise thereof, shall receive from the Corporation, such subsidiary or both, as the Corporation shall reasonably determine, the shares or other securities to which such Warrantholder would have been entitled if such Warrantholder had exercised such Warrant immediately prior thereto, all subject to further adjustment as provided in this section 4.1 provided, however, that no adjustment in respect of dividends or interest on such shares or other securities shall be made during the term of a Warrant or upon the exercise of a Warrant.

(d)
For the purpose of any computation under subsections (b) and (c) of this section 4.1, the current market price per Common Share at any date shall be the weighted average price per Common Share for five (5) consecutive trading days ending on the calculation date on the Exchange, or if not then traded on the Exchange, then on the stock exchange on which the largest volume of Common Shares were traded during such five (5) consecutive trading day period.  The weighted average price per Common Share shall be determined by dividing the aggregate sale price of all Common Shares sold on such exchange or market, as the case may be, during the said five (5) consecutive trading days by the total number of shares so sold.  For purposes of this subsection (d), trading day means, with respect to a stock exchange, a day on which such exchange is open for the transaction of business.  Should the Common Shares not be listed on any stock exchange the current market price per Common Share at any date shall be determined by the board of directors of the Corporation, acting reasonably.  For purposes of this subsection (d) calculation date means the trading day immediately prior to the trading day on which the Common Shares commence trading on an “ex-rights issue” or “ex-distribution” basis.

(e)
In any case in which this Article 4 shall require that any adjustment in the Exercise Price be made effective immediately after a calculation date or record date for a specified event, the Corporation may elect to defer until the occurrence of the event the issuance, to the holder of any Warrant exercised after that calculation date or record date, of the Common Shares and other shares of the Corporation, if any, issuable upon the exercise of the Warrant over and above the Common Shares and other shares of the Corporation; provided, however, that the Corporation shall deliver to the holder an appropriate instrument evidencing the holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(f)
No adjustment in the number of Common Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Common Shares purchasable upon the exercise of each Warrant: provided, however, that any adjustments which by reason of this subsection (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations shall be made to the nearest one-hundredth of a share.

(g)
Wherever the number of Common Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Exercise Price payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Common Shares purchasable upon the exercise of such Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Common Shares purchasable immediately thereafter.

(h)
No adjustment in the number of Common Shares purchasable upon the exercise of each Warrant need be made under subsections (b) and (c) if, the Corporation issues or distributes to the Warrantholder the rights, options, warrants, or convertible or exchangeable securities, or evidences of indebtedness or assets referred to in those subsections which the Warrantholder would have been entitled to receive had the Warrants been exercised prior to the happening of such event or the calculation date with respect thereto.  Any such participation shall be subject to approval of the stock exchanges upon which the securities of the Corporation are then listed.

(i)
In the event that at any time, as a result of an adjustment made pursuant to subsection (a) above, the Warrantholder shall become entitled to purchase any securities of the Corporation other than Common Shares, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in subsections (a) through (h), inclusive, above, and the provisions of sections 4.2 through 4.4, inclusive, of this Article 4 with respect to the Common Shares, shall apply on like terms to any such other securities.

(j)
Upon the expiration of any rights, options, warrants or conversion or exchange privileges, if any thereof shall not have been exercised, the Exercise Price and the number of Common Shares purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if:

(i)	the only Common Shares so issued were the Common Shares, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights; and

(ii)	such Common Shares, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise plus the aggregate consideration, if any, actually received by the Corporation for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised;

provided further, that no such readjustment shall have the effect of increasing the Exercise Price or decreasing the number of Common Shares purchasable upon the exercise of each Warrant by an amount in excess of the amount of the adjustment initially made with respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

4.2	Voluntary Adjustment by the Corporation

Subject to requisite Exchange and TSX approval, the Corporation may, at its option, at any time during the term of the Warrants, reduce the then current Exercise Price to any amount deemed appropriate by the Board of Directors of the Corporation.

4.3	Notice of Adjustment

Whenever the number of Common Shares purchasable upon the exercise of each Warrant or the Exercise Price of such Warrant is adjusted, as herein provided, the Corporation shall promptly send to the Warrantholder by first class mail, postage prepaid, notice of such adjustment or adjustments.

4.4	No Adjustment for Dividends

Except as provided in section 4.1 of this Article 4, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

4.5	Preservation of Purchase Rights Upon Merger, Consolidation, etc.

In connection with any consolidation of the Corporation with, or amalgamation, arrangement or merger of the Corporation with or into, another corporation or trust (including, without limitation, pursuant to a “takeover bid”, “tender offer” or other acquisition of all or substantially all of the outstanding Common Shares) or in case of any sale, transfer or lease to another corporation or trust of all or substantially all the property of the Corporation, the Corporation or such successor or purchasing corporation or trust, as the case may be, shall execute with the Warrantholder an agreement or issue an instrument providing a right such that the Warrantholder shall have the right thereafter, upon payment of the Exercise Price in effect immediately prior to such action, to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such consolidation, amalgamation, arrangement, merger, sale, transfer or lease had such Warrant been exercised immediately prior to such action, and the Warrantholder shall be bound to accept such shares and other securities and property in lieu of the Common Shares to which it was previously entitled: provided, however, that no adjustment in respect of dividends, interest or other income on or from such shares or other securities and property shall be made during the term of a Warrant or upon the exercise of a Warrant.  Any such agreement or instrument shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Schedule “A”.  The provisions of this section 4 shall similarly apply to successive consolidations, mergers, amalgamations, arrangements, sales, transfers or leases.

4.6	Determination of Adjustments

Subject to requisite Exchange and TSX approval, if at any time prior to the Expiry Time the Corporation takes any action affecting the Common Shares of the Corporation, other than an action or an event otherwise described in this Article 4, which in the opinion of the Board of Directors of the Corporation would have a material adverse effect upon the rights of the holder, the Exercise Price and/or the number of Common Shares purchasable under this Warrant Certificate will be adjusted in such manner and at such time as the directors may determine to be equitable in the circumstances.  If any questions shall at any time arise with respect to the Exercise Price or the number of Common Shares or other securities issuable pursuant to this Warrant Certificate, such question shall be conclusively determined by the Corporation's Auditors, or, if they decline to so act, any other firm of Chartered

Accountants, in Calgary, Alberta, that the Corporation may designate and the Warrantholder, acting reasonably, may approve, and who shall have access to all appropriate records and such determination shall be binding upon the Corporation and the holder and only with an requisite Exchange and TSX approval.

ARTICLE 5
COVENANTS BY THE CORPORATION

5.1	Reservation of Common Shares

The Corporation will reserve and there will remain unissued out of its authorized capital a sufficient number of Common Shares to satisfy the rights of acquisition provided for in the Warrant Certificate.

5.2	Binding Agreement

The Corporation hereby represents and warrants that this Warrant Certificate is a valid and enforceable obligation of the Corporation, enforceable in accordance with the provisions of this Warrant Certificate.

ARTICLE 6
MERGER AND SUCCESSORS

6.1	Corporation May Consolidate, etc. on Certain Terms

Nothing herein contained shall prevent any consolidation, amalgamation, arrangement or merger of the Corporation with or into any other corporation, trust or corporations or trusts, or a conveyance or transfer of all or substantially all the properties and estates of the Corporation as an entirety to any corporation or trust lawfully entitled to acquire and operate same, provided, however, that the corporation or trust formed by such consolidation, amalgamation, arrangement or merger or which acquires by conveyance or transfer all or substantially all the properties and estates of the Corporation as an entirety shall, simultaneously with such amalgamation, arrangement, merger, conveyance or transfer, assume the due and punctual performance and observance of all the covenants and conditions hereof to be performed or observed by the Corporation.

6.2	Successor Corporation Substituted

In case the Corporation, pursuant to section 6.1 shall be consolidated, amalgamated, arranged or merged with or into any other corporation, trust or corporations or trusts or shall convey or transfer all or substantially all of its properties and estates as an entirety to any other corporation or trust, the successor corporation or trust formed by such consolidation, amalgamation or arrangement, or into which the Corporation shall have been consolidated, amalgamated, arranged or merged or which shall have received a conveyance or transfer as aforesaid, shall succeed to and be substituted for the Corporation hereunder and such changes in phraseology and form (but not in substance) may be made in the Warrant Certificate and herein as may be appropriate in view of such amalgamation, arrangement, merger or transfer.

ARTICLE 7
AMENDMENTS

7.1	Amendment, etc.

This Warrant Certificate may only be amended by a written instrument signed by the Corporation and the holder and only with any requisite Exchange and TSX approval.

SCHEDULE “B”

EXERCISE FORM

TO:           Canadian Superior Energy Inc.

Terms which are not otherwise defined herein shall have the meanings ascribed to such terms in the Warrant Certificate held by the undersigned and issued by Canadian Superior Energy Inc. (the “Corporation”).

The undersigned hereby exercises the right to acquire __________ Common Shares of the Corporation in accordance with and subject to the provisions of such Warrant Certificate and herewith makes payment of the purchase price in full for the said number of Common Shares.

The Common Shares are to be issued as follows:

Name:

Address in full:

Social Insurance Number

Note:  If further nominees are intended, please attach (and initial) a schedule giving these particulars.

The undersigned certifies that each of the representations and warranties made by the undersigned to the Corporation in connection with the undersigned's acquisition of the Warrants remains true and correct on the date hereof as though made on the date hereof with respect to the acquisition of Common Shares pursuant to the exercise of Warrants contemplated hereby.

The undersigned represents that it: [check one only]

A	is not in the United States and is not exercising Warrants on behalf of, or for the account or benefit of, a person in the United States.

B
is an institutional accredited investor meeting the requirements set forth in Rule501(a)(1),(2),(3) or (7) of Regulation D under the U.S. Securities Act that purchased Warrants from the Corporation and is exercising Warrants for its own account or for one or more investor accounts for which it is acting as fiduciary or agent and each such investor account is an institutional accredited investor.

C
has enclosed herewith a written opinion of counsel or other satisfactory evidence to the effect that the issuance of Common Shares upon exercise of Warrants is not required to be registered under the U.S. Securities Act and applicable state securities laws.  The undersigned understands that such opinion or other evidence must be acceptable to the Corporation.

DATED this _____ day of ____________, 20___.

Signature Guaranteed	(Signature of Warrantholder)

Print full name

Print full address

Instructions:

1.
The registered holder may exercise its right to receive Common Shares by completing this form and surrendering this form and the Warrant Certificate representing the Warrants being exercised to the registered office of the Corporation.

2.
If the Exercise Form indicates that Common Shares are to he issued to a person or persons other than the registered holder of the Warrant Certificate, the signature of such holder of the Exercise Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange.

3.
If the Exercise Form is signed by a trustee, exercise, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a judiciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.

SCHEDULE “C”

WARRANT EXERCISE GRID

Common Share Issued	Common Shares Available	Initials of Authorized Officer